Exhibit 10.6

AMENDMENT NO. 1 TO THE OPERATIONS AND PROCEEDS AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Operations and Proceeds Agreement (the “Agreement”), relating to the Dominugez Field and dated October 10, 2006, is entered into this 17th day of June, 2008, by and between BreitBurn Energy Company L.P. (“Owner-Operator”) and BreitBurn Operating L.P. (“Counterparty”). Capitalized terms used but not defined shall have the meanings assigned to them in the Agreement.

WITNESSETH

WHEREAS, in connection with the sale by each of Pro GP Corp. and Pro LP Corp of all of their limited partner interests and limited liability company interests in BreitBurn Energy Partners L.P. and BreitBurn Management Company, LLC, respectively, Owner-Operator and Counterparty are no longer Affiliates; and

WHEREAS, the Parties desire to amend and restate the termination provisions set forth in Section 6.1 of the Agreement.

NOW, THEREFORE, for and in consideration of the benefits herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Section 6.1 Termination. Section 6.1 of the Agreement is hereby amended and restated in its entirety as follows:

“This Agreement shall terminate upon the first to occur of:

(a) the Assignment executed pursuant to Section 4.1 becoming effective in accordance with its terms; and

(b) Owner-Operator and Counterparty mutually agree in writing to such termination.”

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

BREITBURN ENERGY COMPANY L.P.,
a Delaware limited partnership

By:	/s/ Randall H. Breitenbach
Name: Randall H. Breitenbach
Title: Co-Chief Executive Officer

BREITBURN OPERATING L.P.,
a Delaware limited partnership

By:	BreitBurn Operating GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ Randall H. Breitenbach
Name: Randall H. Breitenbach
Title: Co-Chief Executive Officer

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